UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2015 (August 5, 2015)

Mariposa Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55239	47-1201309
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

888 Prospect Street
La Jolla, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 263-2700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant

The Board of Directors of the registrant, Mariposa Health, Inc. ("Mariposa Health"), following the purchase by Mariposa Health Limited, an Australian company, of 80% of the issued and outstanding share of the registrant on June 19, 2015, approved the engagement of KBL LLP ("KBL") to replace Anton & Chia, LLP ("Anton & Chia") as the auditor of Mariposa Health effective August 5, 2015. Anton & Chia was engaged as Mariposa Health's certifying accountant on July 7, 2014. The report issued by Anton & Chia in connection with Mariposa Health’s financial statements for June 30, 2014 and its most recent fiscal year ended December 31, 2014 did not contain an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principles. During the registrant's most recent fiscal year ended December 31, 2014 and the later interim period preceding the termination of Anton & Chia effective August 5, 2015, there have been no disagreements with Anton & Chia on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K), if not resolved to the satisfaction of Anton & Chia, would have caused Anton & Chia to make a reference to the subject matter of such disagreement in connection with its reports, and there occurred no events as defined in Item 304(a)(1)(v) of Regulation S-K.

Mariposa Health has requested that Anton & Chia furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements, which letter agreeing with the above statements is attached hereto as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits

16.1	Letter from Anton & Chia, LLP dated August 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 10, 2015	Mariposa Health, Inc.

	By:	/s/ Dr. Phillip Comans
Dr. Phillip Comans
President